 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 14, 2022
The Pennant Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38900	83-3349931

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1675 E Riverside Drive, Suite 150,
Eagle, ID 83616

(Address of principal executive offices and Zip Code)
Registrant's telephone number, including area code: (208) 506-6100
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PNTG	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 15, 2022, The Pennant Group, Inc. (“Pennant” or the “Company”) announced that it had initiated an external search for a new Chief Financial Officer. Pennant’s current CFO, Jennifer L. Freeman, will act as interim CFO until a new CFO is appointed.

Pennant also announced that Derek J. Bunker, the Company’s Chief Investment Officer, Executive Vice President and Corporate Secretary, submitted his resignation on November 14, 2022. Mr. Bunker’s resignation is effective December 31, 2022. Mr. Bunker’s departure is not due to a dispute or disagreement with the Company.
Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the leadership changes described above is furnished as Exhibit 99.1 to the Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated November 15, 2022
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2022	THE PENNANT GROUP, INC.
	By:	/s/ DANIEL H WALKER
Daniel H Walker
Chairman of the Board of Directors